UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2023
Energy Vault Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39982	85-3230987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4360 Park Terrace Drive, Suite 100 Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 852-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NRGV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective February 1, 2023 Henry Elkus resigned as director of the Company and from the Nomination and Corporate Governance Committee of the Board of Directors. The resignation of Mr. Elkus was not the result of any disagreement with our Company regarding our operation, policies, practices or otherwise.
On January 18, 2023, the Board elected Theresa M Fariello “Terri” as a Class II director of the Company, effective as of February 1, 2023, for a term expiring at the Annual Meeting of Shareholders in 2023. In addition, the Board appointed Ms. Fariello to serve on the Nomination and Corporate Governance Committee to fill the vacancy created by Mr. Elkus’s resignation.
Ms. Fariello has served as Senior Vice President of Government Affairs for United Airlines (Nasdaq: UAL) since 2017. In this role, she leads United Airlines’ federal, state, local, and international government engagement, including environmental affairs. Prior to her role at United Airlines, Ms. Fariello served a 16-year tenure at ExxonMobil (NYSE: XOM), where she advised executive leadership on key governmental and policy matters. Prior to her time at ExxonMobil, Ms. Fariello served as Deputy Assistant Secretary for International Energy Policy in the Office of International Affairs at the U.S. Department of Energy and held senior leadership positions at Occidental Petroleum Corporation. Throughout her career, Ms. Fariello has been recognized for her success and leadership in government, including being named to Washingtonian Magazine’s list of Most Powerful Women.
Ms. Fariello received her undergraduate degree in political science from George Washington University. She also holds a Master of Laws in International and Comparative Law from Georgetown University Law Center, as well as a Juris Doctorate from George Mason University School of Law.
There are no arrangements or understandings between Ms. Fariello and any other persons pursuant to which she was selected a director of the Company. There are no transactions between Ms. Fariello, on the one hand, and the Company on the other, that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. As non-employee director of the Company, Ms. Fariello will participate in the compensation program for non-employee directors as described under the heading “Executive and Director Compensation” in the Company's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on November 2, 2022 (the “Director Compensation Program”).
Item 8.01 Other Events
On January 19, 2023 the Company issued a press release announcing the appointment of Ms. Fariello to the Company’s Board as described in this Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated January 19, 2022
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY VAULT HOLDINGS, INC.

Date: January 24, 2023	By:	/s/ Josh McMorrow
Name: Josh McMorrow
Chief Legal Officer